PUBLIC STORGAGE, INC.
                    EXHIBIT 12 - STATEMENT RE: COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                        For the Year Ended December 31,
                                                   -------------------------------------------------------------------------
                                                      2002           2001            2000           1999            1998
                                                   ------------   ------------   ------------    ------------   ------------
                                                                            (Amounts in thousands)
Net income...................................       $ 318,738      $ 324,208      $ 297,088       $ 287,885      $ 227,019
   Add: Minority interest in income..........          44,087         46,015         38,356          16,006         20,290
   Less: Minority interests in income which do
     not have fixed charges..................         (14,307)       (11,243)       (10,549)        (13,362)       (15,853)
                                                   ------------   ------------   ------------    ------------   ------------
Income from continuing operations............         348,518        358,980        324,895         290,529        231,456
   Interest expense..........................           3,809          3,227          3,293           7,971          4,507
                                                   ------------   ------------   ------------    ------------   ------------
Total Earnings Available to Cover Fixed Charges     $ 352,327      $ 362,207      $ 328,188       $ 298,500      $ 235,963
                                                   ============   ============   ============    ============   ============

Total Fixed Charges - interest expense (a)...       $  10,322      $  12,219      $  13,071       $  12,480      $   7,988
                                                   ============   ============   ============    ============   ============

Cumulative Preferred Stock dividends.........         148,926        117,979        100,138          94,793         78,375
Preferred Partnership Unit distributions.....          26,906         31,737         24,859               -              -
                                                   ------------   ------------   ------------    ------------   ------------
Total Preferred distributions................       $ 175,832      $ 149,716      $ 124,997       $  94,793      $  78,375
                                                   ============   ============   ============    ============   ============

Total Combined Fixed Charges and Preferred
  Stock dividends............................       $ 186,154      $ 161,935      $ 138,068       $ 107,273      $  86,363
                                                   ============   ============   ============    ============   ============

Ratio of Earnings to Fixed Charges...........           34.13x         29.64x         25.11x          23.92x         29.54x
                                                   ============   ============   ============    ============   ============

Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock dividends..................            1.89x          2.24x          2.38x           2.78x          2.73x
                                                   ============   ============   ============    ============   ============

Supplemental disclosure of Ratio of Earnings before Interest, Taxes,
--------------------------------------------------------------------
Depreciation and Amortization ("EBITDA") to fixed charges:
----------------------------------------------------------
Net Income...................................       $ 318,738      $ 324,208      $ 297,088       $ 287,885      $ 227,019
Less - Loss/(Gain) on sale of real estate....           2,541         (4,091)        (3,786)         (2,154)             -
Add - Depreciation and Amortization..........         179,634        166,178        148,195         137,400        111,799
Less - Depreciation allocated to minority              (8,087)        (7,847)        (7,138)         (9,294)       (12,022)
interests....................................
Add - Depreciation included in equity in
  earnings of real estate entities...........          27,078         25,096         21,825          19,721         13,884
Add - Depreciation and amortization included in
  discontinued operations....................           2,014          1,883            772             319              -
Add -  Minority interest - Preferred ........          26,906         31,737         24,859               -              -
Add -  Interest expense .....................           3,809          3,227          3,293           7,971          4,507
                                                   ------------   ------------   ------------    ------------   ------------
EBITDA available to cover fixed charges (a)..       $ 552,633      $ 540,391      $ 485,108       $ 441,848      $ 345,187
                                                   ============   ============   ============    ============   ============

Total Fixed Charges - interest expense (b)...       $  10,322      $  12,219      $  13,071       $  12,480      $   7,988
                                                   ============   ============   ============    ============   ============

Preferred Stock dividends....................         148,926        117,979        100,138          94,793         78,375
Preferred Partnership Unit distributions.....          26,906         31,737         24,859               -              -
                                                   ------------   ------------   ------------    ------------   ------------
Total Preferred distributions................       $ 175,832      $ 149,716      $ 124,997       $  94,793      $  78,375
                                                   ============   ============   ============    ============   ============

Total Combined Fixed Charges and Preferred
  Stock dividends............................       $ 186,154      $ 161,935      $ 138,068       $ 107,273      $  86,363
                                                   ============   ============   ============    ============   ============

Ratio of EBITDA to Fixed Charges.............           53.54x         44.23x         37.11x          35.40x         43.21x
                                                   ============   ============   ============    ============   ============

Ratio of EBITDA to Combined Fixed Charges and
  Preferred Stock dividends..................            2.97x          3.34x          3.51x           4.12x          4.00x
                                                   ============   ============   ============    ============   ============

(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, and gains on sale of real estate assets. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

(b) "Total fixed charges - interest" includes interest expense plus capitalized interest. Exhibit 21

                                   Exhibit 12